Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-KSB) of PetMed Express, Inc. of our report dated June 22, 2000, included in the March 31, 2001 Annual Report to Shareholders of PetMed Express, Inc.

West Palm Beach, Florida                  /s/ Ernst & Young LLP
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July 11, 2001                                 Ernst & Young LLP